SCHEDULE A

TO

GUIDESTONE FUNDS

AMENDED AND RESTATED TRUST INSTRUMENT

As of May 1, 2025

Series	Class(es)
GuideStone Funds MyDestination 2015 Fund	Institutional Investor

GuideStone Funds MyDestination 2025 Fund	Institutional Investor

GuideStone Funds MyDestination 2035 Fund	Institutional Investor

GuideStone Funds MyDestination 2045 Fund	Institutional Investor

GuideStone Funds MyDestination 2055 Fund	Institutional Investor

GuideStone Funds Conservative Allocation Fund	Institutional Investor

GuideStone Funds Balanced Allocation Fund	Institutional Investor

GuideStone Funds Moderately Aggressive Allocation Fund	Institutional Investor

GuideStone Funds Aggressive Allocation Fund	Institutional Investor

GuideStone Funds Money Market Fund	Institutional Investor

GuideStone Funds Low-Duration Bond Fund	Institutional Investor

GuideStone Funds Medium-Duration Bond Fund	Institutional Investor

GuideStone Funds Global Bond Fund	Institutional Investor

Series	Class(es)
GuideStone Funds Strategic Alternatives Fund	Institutional Investor

GuideStone Funds Defensive Market Strategies Fund	Institutional Investor

GuideStone Funds Impact Bond Fund	Institutional Investor

GuideStone Funds Impact Equity Fund	Institutional Investor

GuideStone Funds Equity Index Fund	Institutional Investor

GuideStone Funds Global Real Estate Securities Fund	Institutional Investor

GuideStone Funds Value Equity Index Fund	Institutional Investor

GuideStone Funds Value Equity Fund	Institutional Investor

GuideStone Funds Growth Equity Index Fund	Institutional Investor

GuideStone Funds Growth Equity Fund	Institutional Investor

GuideStone Funds Small Cap Equity Fund	Institutional Investor

GuideStone Funds International Equity Index Fund	Institutional Investor

GuideStone Funds International Equity Fund	Institutional Investor

GuideStone Funds Emerging Markets Equity Fund	Institutional Investor

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